Exhibit 1.1

COLONIAL PROPERTIES TRUST
Common Shares of Beneficial Interest, $.01 par value per share
EQUITY DISTRIBUTION AGREEMENT
Dated: December 10, 2010

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EXHIBITS

Exhibit A	—	Form of Placement Notice
Exhibit B	—	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	—	Compensation
Exhibit D-1	—	Form of Opinion of Hogan Lovells US LLP
Exhibit D-2	—	Form of Opinion of Leitman, Siegal, Payne & Campbell, P.C.
Exhibit D-3	—	Form of Opinion of Sirote & Permutt, P.C.
Exhibit E	—	Officers’ Certificate
Exhibit F	—	Permitted Free Writing Prospectus

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Colonial Properties Trust
(an Alabama Real Estate Investment Trust)
Common Shares of Beneficial Interest, $.01 par value per share
EQUITY DISTRIBUTION AGREEMENT
December 10, 2010
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
     Colonial Properties Trust, an Alabama real estate investment trust (the “Company”), and Colonial Realty Limited Partnership, a limited partnership organized under the laws of the State of Delaware (the “Operating Partnership”), of which the Company is the sole general partner, each confirms its agreement (this “Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as follows:
     SECTION 1. Description of Securities.
     Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Merrill Lynch, acting as agent and/or principal, shares (the “Securities”) of the Company’s common shares of beneficial interest, $.01 par value per share (the “Common Shares”), having an aggregate offering price of up to $100,000,000.00 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and Merrill Lynch shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Merrill Lynch will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.
     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-158081), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to Merrill Lynch, for use by Merrill Lynch, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.
     The Company and the Operating Partnership have also entered into a separate equity distribution agreement (the “Alternative Distribution Agreement”), dated as of even date herewith, with Wells Fargo Securities, LLC (the “Alternative Manager”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreement shall not exceed the Maximum Amount.
     SECTION 2. Placements.
     Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Merrill Lynch by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Merrill Lynch set forth on Exhibit B, as such Exhibit B may be amended from time to time.

     If Merrill Lynch wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, Merrill Lynch will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to Merrill Lynch, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B) setting forth the terms that Merrill Lynch is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or Merrill Lynch until the Company delivers to Merrill Lynch an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and Merrill Lynch set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of Merrill Lynch’s acceptance of the terms of the Placement Notice or upon receipt by Merrill Lynch of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any commission, discount or other compensation to be paid by the Company to Merrill Lynch in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Merrill Lynch will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to Merrill Lynch and either (i) Merrill Lynch accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
     SECTION 3. Sale of Placement Securities by Merrill Lynch.
     Subject to the provisions of Section 6(a), Merrill Lynch, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Merrill Lynch will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to Merrill Lynch pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by Merrill Lynch (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Merrill Lynch may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Shares are purchased and sold on the principal market on which the Common Shares are listed or quoted.
     SECTION 4. Suspension of Sales. The Company or Merrill Lynch may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under the Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.
     SECTION 5. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Operating Partnership. The Company and the Operating Partnership each severally represents and warrants to Merrill Lynch as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Merrill Lynch, as follows:
     (1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement has become effective under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The Company meets the eligibility requirements for use of a registration statement on Form S-3 in connection with the offer and sale of the Securities hereunder. The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act. The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by Merrill Lynch expressly for use therein.
     The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to Merrill Lynch (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Merrill Lynch specifically for use therein.

     At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.
     Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
     (2) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus at all relevant times are, were or have been independent registered public accountants as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”); and there have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission), in either case as required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304.
     (3) Financial Statements. The historical financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company, its consolidated Subsidiaries (as defined below) and the Operating Partnership as of the dates indicated and the results of operations for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“generally accepted accounting principles”) applied on a consistent basis and comply with the applicable accounting requirements of the Securities Act (including, without limitation, Rule 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein; all “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) contained in the Registration Statement or the Prospectus comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
     (4) Revenue and Expense Presentation; Pro Forma Financial Statements. The historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus present fairly the pro forma financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations for the periods specified; and such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.
     (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, and its Subsidiaries (“Subsidiaries,” as used in this Agreement, includes consolidated corporations, partnerships and other entities, including, the Operating Partnership, Colonial Properties Services Limited Partnership (the “Management Partnership”) and Colonial Properties Services, Inc. (the “Management Corporation”), and includes direct and indirect Subsidiaries, if any) considered as one enterprise, or any of the real property or improvements thereon owned by either the Company or any of its Subsidiaries (each individually a “Property” and collectively the “Properties”), whether or not arising in the ordinary course of business, (b) no casualty loss, condemnation or other adverse event with respect to the Properties, which when considered together with all other such losses, condemnations or events, are material to the Company and its Subsidiaries considered as one enterprise, has occurred, (c) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, and its

Subsidiaries considered as one enterprise, and (d) except for regular quarterly dividends on the Company’s Common Shares or dividends or distributions declared, paid or made in accordance with the terms of any series of the Company’s Preferred Shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
     (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Alabama, with power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise (a “Material Adverse Effect”).
     (7) Agreement of Limited Partnership; Good Standing of the Operating Partnership. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended and restated, has been duly and validly authorized, executed and delivered by the Company, as general partner of the Operating Partnership, and by the limited partners of the Operating Partnership and is a valid and binding agreement of the Company and such limited partners of the Operating Partnership, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of Delaware, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.
     (8) Good Standing of Subsidiaries. Each Subsidiary of the Company has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its Properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such Subsidiary have been duly authorized and validly issued, are fully paid and non-

assessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Company or any of its Subsidiaries and described in the Prospectus; and none of the outstanding capital stock or other ownership interests in such Subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.
     (9) Partnership and Joint Venture Agreements. Each of the partnership and joint venture agreements to which the Company or any of its Subsidiaries is a party has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company or any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, partnership agreement (or other organizational documents) of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.
     (10) Capitalization. The authorized, issued and outstanding capital shares of the Company is as set forth in the Prospectus under “Description of Common Shares of Beneficial Interest” (except for subsequent issuances, if any, pursuant to reservations, agreements, employee benefit plans, dividend reinvestment or stock purchase plans, employee and director stock option or restricted stock plans or upon the exercise of options or convertible securities referred to in the Prospectus, including common shares issuable upon redemption of limited partnership units in the Operating Partnership); and such shares have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights.
     (11) Authorization of Agreement by Company. The Company has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.
     (12) Authorization of Agreement by Operating Partnership. The Operating Partnership has full right, power and authority under its organizational documents to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership.
     (13) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized by the Company, and such Securities have been duly authorized for issuance and sale pursuant to this Agreement, and such Securities, when issued and delivered by the Company pursuant to this

Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and the issuance of the Securities will not be subject to preemptive or other similar rights; the Securities being sold pursuant to this Agreement conform in all material respects to all statements relating thereto contained in the Prospectus. The certificates used by the Company to evidence the Securities are in valid and sufficient form.
     (14) Absence of Defaults and Conflicts. None of the Company or any of its Subsidiaries is in violation of its charter, by-laws, partnership agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such violation or default that would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement the consummation of the transactions contemplated herein and compliance by the Company and the Operating Partnership (with respect to this Agreement), each severally, with obligations hereunder have been duly authorized by all necessary corporate, trust or partnership action, and will not materially conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the charter, by-laws, the partnership agreement or other organizational documents of the Company or any of its Subsidiaries, or any applicable law, administrative regulation or administrative or court decree.
     (15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent, which, in any such case, may reasonably be expected to result in a Material Adverse Effect.
     (16) Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its Subsidiaries threatened against or affecting the Company or any of its Subsidiaries which is required to be disclosed in the Prospectus (other than as disclosed therein), or which may reasonably be expected to result in a Material Adverse Effect, or which may reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein; all pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any of its Subsidiaries which are required to be filed as exhibits to the Registration Statement by the Securities Act which have not been so filed.
     (17) Accuracy of Descriptions and Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto, which have not been so described and filed as required; and the statements in the Prospectus under the headings “Description of Common Shares of Beneficial Interest,” “Material Federal Income Tax Consequences” and “The Alabama Real Estate Investment Trust Act” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.
     (18) Possession of Intellectual Property. The Company and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights required in order to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a Material Adverse Effect.
     (19) Absence of Further Requirements. No authorization, approval, permit or consent of any court or governmental authority or agency is necessary in connection with the consummation by the Company or the Operating Partnership of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the Securities Act, state securities laws, real estate syndication laws or under the rules and regulations of FINRA.
     (20) Possession of Authorizations and Permits. The Company and its Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses as described in the Prospectus, other than those the failure to possess or own would not have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
     (21) Title to Property. Except as otherwise disclosed in the Prospectus and except as would not have a Material Adverse Effect: (a) the Company or its Subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned in fee; (b) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements owned by the Company or any of its Subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (c) none of the Company or any of its Subsidiaries, or to the knowledge of the Company, any lessee of any portion of the real property or improvements owned by the Company or any of its Subsidiaries, is in default under any of the leases pursuant to which the Company or any of its Subsidiaries leases such real property or improvements, and the Company and its Subsidiaries know of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (d) all the real property and improvements owned by the Company or its Subsidiaries comply with all applicable codes and zoning laws and regulations; and (e) the Company and its Subsidiaries have no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property or improvements owned by the Company, any of its Subsidiaries or the Operating Partnership.
     (22) Investment Company Act. Neither the Company nor any of its Subsidiaries is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (23) Environmental Laws. Except as otherwise disclosed in the Prospectus, each of the Company and the Operating Partnership has no knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Properties or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Properties as a result of any construction on or operation and use of the Properties, which presence or occurrence would have a Material Adverse Effect; and in connection with the construction on or operation and use of the Properties, each of the Company, and the Operating Partnership has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that could have a Material Adverse Effect.
     (24) Absence of Registration Rights. There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.
     (25) NYSE. The outstanding Common Shares and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
     (26) Tax Returns. The Company and its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

     (27) Insurance. The Company or its Subsidiaries has adequate title insurance on each Property owned in fee by the Company or its Subsidiaries.
     (28) Accounting Controls and Disclosure Controls. The Company and its Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, to the knowledge of the Company there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.
     (29) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, materially to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (30) Permitted Free Writing Prospectus. Neither the Company nor any of its Subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Merrill Lynch as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by Merrill Lynch.
     (31) Actively Traded Security. The Common Shares are “actively traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
     (32) Absence of Manipulation. Neither the Company nor any of its Subsidiaries, nor any of the officers, directors, trustees or partners thereof has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.
     (33) REIT Status. The Company has qualified as a real estate investment trust (“REIT”) for its taxable years ended December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009, and the Company is organized and operates in a manner that will enable it to continue to qualify to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) for the taxable year ending December 31, 2010 and thereafter.
     (34) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (35) Money Laundering Laws. The operations of the Company and its Subsidiaries are in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (36) OFAC. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (37) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Merrill Lynch, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to Merrill Lynch or any affiliate thereof.
     (38) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company and the Operating Partnership or the issuance or sale by the Company of the Securities to be sold by the Company to Merrill Lynch hereunder.
     (39) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its Subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Prospectus pursuant to Item 404 of Regulation S-K that have not been described as required.
     (40) ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
     (41) No Other Contracts. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or any of its Subsidiaries or Merrill Lynch for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
     (42) Proprietary Trading by Merrill Lynch. The Company acknowledges and agrees that Merrill Lynch has informed the Company that Merrill Lynch may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent Merrill Lynch may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
     (43) FINRA Matters. All of the information provided to Merrill Lynch or to counsel for Merrill Lynch by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct.
     (44) No Prohibition on Dividends by Subsidiaries. Except as described in the Prospectus, no Subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such Subsidiary’s capital stock, from repaying any debt owed to the Company or any of its other Subsidiaries, or from transferring any of its property or assets to the Company or any of its other subsidiaries, other than any restrictions that would not have a Material Adverse Effect.
     (b) Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to Merrill Lynch as to the matters covered thereby.
     SECTION 6. Sale and Delivery to Merrill Lynch; Settlement.
     (a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Merrill Lynch’s acceptance of the terms of a Placement Notice or upon receipt by Merrill Lynch of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Merrill Lynch, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Operating

Partnership acknowledges and agrees that (i) there can be no assurance that Merrill Lynch will be successful in selling Placement Securities, (ii) Merrill Lynch will incur no liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Merrill Lynch to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) Merrill Lynch shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Merrill Lynch in the Placement Notice (as amended by the corresponding Acceptance, if applicable).
     (b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by Merrill Lynch at which such Placement Securities were sold, after deduction for (i) Merrill Lynch’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to Merrill Lynch hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
     (c) Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Merrill Lynch’s or its designee’s account (provided Merrill Lynch shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Merrill Lynch will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 11 hereto, it will (i) hold Merrill Lynch harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Merrill Lynch any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.
     (d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as Merrill Lynch may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless Merrill Lynch shall otherwise instruct.

     (e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement and the Alternative Distribution Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to Merrill Lynch in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Merrill Lynch in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreement, exceed the Maximum Amount.
     (f) Limitation on Managers. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of Merrill Lynch or the Alternative Manager on any single given day, but in no event more than one, and the Company shall in no event request that Merrill Lynch and the Alternative Manager sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.
     SECTION 7. Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership covenants with Merrill Lynch as follows:
     (a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Merrill Lynch under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify Merrill Lynch promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Merrill Lynch’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Merrill Lynch’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Merrill Lynch (provided, however, that the failure of Merrill Lynch to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement

Securities unless a copy thereof has been submitted to Merrill Lynch within a reasonable period of time before the filing and Merrill Lynch has not reasonably objected thereto (provided, however, that the failure of Merrill Lynch to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Merrill Lynch’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to Merrill Lynch at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).
     (b) Notice of Commission Stop Orders. The Company will advise Merrill Lynch, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
     (c) Delivery of Registration Statement and Prospectus. The Company will furnish to Merrill Lynch and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Merrill Lynch may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Merrill Lynch will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Merrill Lynch or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Merrill Lynch such number of copies of such amendment or supplement as Merrill Lynch may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Merrill Lynch, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Merrill Lynch may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).
     (f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to Merrill Lynch the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.
     (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”
     (h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Merrill Lynch under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.
     (i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.
     (j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
     (k) Notice of Other Sales. During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide Merrill Lynch notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Shares (other than Placement Securities offered pursuant to the provisions of this Agreement or the Alternative Distribution Agreement) or securities convertible into or exchangeable for Common Shares, warrants or any rights to purchase or acquire Common Shares; provided, that such notice shall not be required in connection with the (i) issuance, grant or sale of Common Shares, options to purchase Common Shares or Common Shares issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, including Common Shares issuable upon redemption of limited partnership units in the Operating Partnership, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus, or (iii) the issuance or sale of Common Shares pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to Merrill Lynch in advance.
     (l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise Merrill Lynch promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Merrill Lynch pursuant to this Agreement.
     (m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Merrill Lynch or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Merrill Lynch may reasonably request.
     (n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or in a Current Report on Form 8-K, the number of Placement Securities sold through Merrill Lynch, the Net Proceeds to the Company and the compensation payable by the Company to Merrill Lynch with respect to such Placement Securities.

     (o) Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:
     (1) each time the Company:
(i)	files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)	files an annual report on Form 10-K under the Exchange Act;

(iii)	files a quarterly report on Form 10-Q under the Exchange Act; or

(iv)	files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and
(2) at any other time reasonably requested by Merrill Lynch (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish Merrill Lynch with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide Merrill Lynch with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or Merrill Lynch sells any Placement Securities, the Company shall provide Merrill Lynch with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
     (p) Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to Merrill Lynch written opinions of Hogan Lovells US LLP, Leitman, Siegal, Payne & Campbell, P.C. and Sirote & Permutt, P.C. (collectively, “Company Counsel”), or other counsel satisfactory to Merrill Lynch, in form and substance satisfactory to Merrill Lynch and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the forms attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3, modified, as necessary, to relate to the Registration

Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Merrill Lynch with a letter (a “Reliance Letter”) to the effect that Merrill Lynch may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).
     (q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants to furnish Merrill Lynch letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Merrill Lynch, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.
     (r) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Merrill Lynch; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act, and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.
     (s) Insurance. The Company and its Subsidiaries shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
     (t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

     (u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor any of its Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
     (v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
     (w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and Merrill Lynch in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than Merrill Lynch in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by Merrill Lynch as principal or agent hereunder.
     (x) Sarbanes-Oxley Act. The Company and its subsidiaries shall comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.
     (y) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify Merrill Lynch and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
     (z) REIT Treatment. The Company will use its best efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for any taxable years that include any portion of the term of this Agreement.
     SECTION 8. Payment of Expenses.
     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Merrill Lynch of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Merrill Lynch, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Merrill Lynch, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to Merrill Lynch of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Merrill Lynch to investors, (vii) the preparation, printing and delivery to Merrill Lynch of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to Merrill Lynch in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (xi) the disbursements of counsel for Merrill Lynch in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xii) if Securities having an aggregate offering price of $16,500,000.00 or more have not been offered and sold under this Agreement and/or the Alternative Distribution Agreement by the one-year anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse Merrill Lynch for all of its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for both of Merrill Lynch and the Alternative Manager incurred by Merrill Lynch in connection with the transactions contemplated by this Agreement (the “Merrill Lynch Expenses,” and together with the similar expenses incurred by the Alternative Manager as defined in the Alternative Distribution Agreement, the “Expenses”). The Expenses shall be divided among Merrill Lynch and the Alternative Manager in amounts proportionate to the aggregate offering price of Securities sold by Merrill Lynch and the Alternative Manager under this Agreement and the Alternative Distribution Agreement, after taking into account the amount of Expenses actually paid by Merrill Lynch and the Alternative Manager. The Merrill Lynch Expenses shall be due and payable by the Company to Merrill Lynch within five (5) business days of the Determination Date.
     (b) Termination of Agreement. If this Agreement is terminated by Merrill Lynch in accordance with the provisions of Section 9 or Section 13(a)(i) hereof, the Company shall reimburse Merrill Lynch for all of its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for both of Merrill Lynch and the Alternative Manager, unless Securities having an aggregate offering price of $16,500,000 or more have previously been offered and sold under this Agreement and/or the Alternative Distribution Agreement.
     SECTION 9. Conditions of Merrill Lynch’s Obligations. The obligations of Merrill Lynch hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company, the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).
     (b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (c) No Misstatement or Material Omission. Merrill Lynch shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Merrill Lynch’s opinion is material, or omits to state a fact that in Merrill Lynch’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
     (d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.
     (e) Opinion of Counsel for Company. Merrill Lynch shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinion is required pursuant to Section 7(p).

     (f) Representation Certificate. Merrill Lynch shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).
     (g) Accountant’s Comfort Letter. Merrill Lynch shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).
     (h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.
     (i) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.
     (j) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for Merrill Lynch shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
     (k) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
     (l) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Merrill Lynch by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12 and 21 hereof shall survive such termination and remain in full force and effect.
     SECTION 10. Indemnification.
     (a) Indemnification by the Company. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
     (b) Indemnification by Merrill Lynch. Merrill Lynch agrees to indemnify and hold harmless the Company, the Operating Partnership, the trustees of the Company, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch expressly for use therein.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, the Operating Partnership, the trustees of the Company, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the election of the indemnifying parties to assume the defense of such litigation or proceeding, the indemnified parties shall have the right to employ separate counsel and to participate in the defense of such litigation or proceeding, and the indemnifying parties shall bear the reasonable fees, costs and expenses of such separate counsel (provided that with respect to any single litigation or proceeding or with respect to several litigations or proceedings involving substantially similar legal claims, the indemnifying parties shall not be required to bear the fees, costs and expenses of more than one such counsel in addition to any local counsel) if (i) in the reasonable judgment of such indemnifying parties the use of counsel chosen by the indemnifying parties to represent such indemnified parties would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such litigation or proceeding include both an indemnified party and the indemnifying parties, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it or to other indemnified parties that are different from or additional to those available to the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified parties), (iii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified parties to represent such indemnified parties within a reasonable time after notice of the institution of such litigation or proceeding or (iv) the indemnifying parties shall authorize in writing such indemnified parties to employ separate counsel at the expense of the indemnifying parties. In any action or proceeding the defense of which the indemnifying parties assumes, the indemnified parties shall have the right to participate in such litigation and retain its own counsel at such indemnified parties’ own expense. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel to which such indemnified party is entitled pursuant to this Agreement and subject to applicable law, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a) (ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 60 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 and in Section 11 hereof shall not affect any agreements among the Company with respect to indemnification of each other or contribution between themselves.
     SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of Merrill Lynch, on the other hand, in connection with the statements or omissions.
     The relative benefits received by the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by Merrill Lynch, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
     The relative fault of the Company and the Operating Partnership, on the one hand, and Merrill Lynch, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by Merrill Lynch and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company, the Operating Partnership and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 11, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 11, each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Merrill Lynch, and the Company, the Operating Partnership, the trustees of the Company, each of the officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.
     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership or any Subsidiary of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Merrill Lynch or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of the Securities to Merrill Lynch.
     SECTION 13. Termination of Agreement.
     (a) Termination; General. Merrill Lynch may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
     (b) Termination by the Company. The Company shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.
     (c) Termination by Merrill Lynch. Merrill Lynch shall have the right, by giving three (3) days notice, unless such notice is waived by the recipient, as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
     (d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through Merrill Lynch on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 of this Agreement.
     (e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.
     (f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Merrill Lynch or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.
     (g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 21 hereof shall survive such termination and remain in full force and effect.
     SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Merrill Lynch shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Charles Hill, fax no. 212-449-0355; notices to the Company shall be directed to it at 2101 6th Avenue North, Suite 750, Birmingham, Alabama, 35203, Attention: C. Reynolds Thompson, President and Chief Financial Officer, fax no. 205-250-8890.
     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon Merrill Lynch, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Merrill Lynch, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Merrill Lynch, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Merrill Lynch shall be deemed to be a successor by reason merely of such purchase.
     SECTION 16. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
     SECTION 17. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 18. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.
     “Commission” means the Securities and Exchange Commission.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and retrieval system.
     Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
     “FINRA” means the Financial Industry Regulatory Authority, Inc.
     “GAAP” means generally accepted accounting principles.
     “Investment Company Act” means the Investment Company Act of 1940, as amended.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of

Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form furnished (electronically or otherwise) to Merrill Lynch for use in connection with the offering of the Securities.
     “NYSE” means the New York Stock Exchange.
     “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     “Preferred Shares” means the Company’s preferred shares of beneficial interest, par value $.01 per share.
     “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and            the Rule 430A Information.
     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
     All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
     All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the

Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Merrill Lynch outside of the United States.
     SECTION 20. Permitted Free Writing Prospectuses. Each of the Company and the Operating Partnership represents, warrants and agrees that, unless it obtains the prior consent of Merrill Lynch, and Merrill Lynch represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Merrill Lynch or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
     SECTION 21. Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership, severally and not jointly, acknowledges and agrees that:
     (a) Merrill Lynch is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Merrill Lynch, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Merrill Lynch has advised or is advising the Company on other matters, and Merrill Lynch has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) the public offering price of the Securities set forth in this Agreement was not established by Merrill Lynch;
     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) Merrill Lynch has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (e) it is aware that Merrill Lynch and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and

Merrill Lynch has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
     (f) it waives, to the fullest extent permitted by law, any claims it may have against Merrill Lynch for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Merrill Lynch shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Company and the Operating Partnership in accordance with its terms.

Very truly yours, COLONIAL PROPERTIES TRUST
By	/s/ C. Reynolds Thompson, III
	Name:	C. Reynolds Thompson, III
	Title:	President and Chief Financial Officer

COLONIAL REALTY LIMITED PARTNERSHIP By: Colonial Properties Trust Its general partner
By	/s/ C. Reynolds Thompson, III
	Name:	C. Reynolds Thompson, III
	Title:	President and Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By	/s/ Jeffrey Horowitz
	Name:	Jeffrey Horowitz
	Title:	Director, Head of Americas Real Estate

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[	]

Cc:	[	]

To:	[	]
Subject: Equity Distribution—Placement Notice
Ladies and Gentlemen:
     Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between Colonial Properties Trust (the “Company”), Colonial Realty Limited Partnership (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) dated December 10, 2010 (the “Agreement”), I hereby request on behalf of the Company that Merrill Lynch sell up to [*] of the Company’s common shares of beneficial interest, par value $.01 per share, at a minimum market price of $[*] per share.
ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY MERRILL LYNCH, AND/OR THE CAPACITY IN WHICH MERRILL LYNCH MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)

A-1

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Name	Email

Terry O’Brien	terry.obrien@baml.com

Marko Usui	marko.usui@baml.com

Reid Barnett	reid.barnett@baml.com

Chip Gibbs	chip.gibbs@baml.com

B-1

Colonial Properties Trust

Name	Email

Thomas Lowder, Chairman of the Board and CEO	tlowder@colonialprop.com

C. Reynolds Thompson, President and CFO	rthompson@colonialprop.com

Jerry Brewer, Executive Vice President — Finance	jbrewer@colonialprop.com

B-2

EXHIBIT C
COMPENSATION
     Merrill Lynch shall be paid compensation equal to 2.00% of the gross sales price of Securities sold pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1
FORM OF OPINION OF HOGAN LOVELLS US LLP

D-1-1

EXHIBIT D-2
FORM OF OPINION OF LEITMAN, SIEGAL, PAYNE & CAMPBELL, P.C.

D-2-1

EXHIBIT D-3
FORM OF OPINION OF SIROTE & PERMUTT, P.C.

D-3-1

EXHIBIT E
OFFICERS’ CERTIFICATE
     The undersigned, [*], the duly qualified and elected [*] of Colonial Properties Trust (the “Company”), an Alabama real estate investment trust, does hereby certify on behalf of the Company, for itself and in its capacity as general partner of Colonial Realty Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), pursuant to Section 7(o) of the Equity Distribution Agreement dated December 10, 2010 (the “Agreement”) among, the Company, the Operating Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated, that to the knowledge of the undersigned:
          (i) The representations and warranties of the Company and the Operating Partnership in Section 5 of the Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined in the Agreement), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and
          (ii) The Company and the Operating Partnership have each complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Merrill Lynch, Pierce, Fenner & Smith Incorporated).

COLONIAL PROPERTIES TRUST
By
Name:
Title:

E-1

EXHIBIT F
PERMITTED FREE WRITING PROSPECTUSES
None.

F-1